Exhibit (5)(D)

                           [Natinal symbol of Hungary]

                     Government Debt Management Agency Ltd.


                                                     December 13, 2004, Budapest
                                                     Ref.:  H1-5273/2004/AKK Rt.

     In my official capacity as the Chief Legal Adviser of Government Debt Management Agency Ltd. of the Republic of Hungary (the "Republic"), I have reviewed the Registration Statement filed with the Securities and Exchange Commission (the "Commission") on March 16, 1999, as amended by its Post-Effective Amendment No. 1 filed with the Commission on April 19, 1999 and Post-Effective Amendment No. 2 filed with the Commission on November 12, 2004 (the "Registration Statement"), and the forms of the Fiscal Agency Agreement and the Underwriting Agreement filed as Exhibits thereto (the "Agreements"), pursuant to which the Republic proposed to issue and sell its notes and/or bonds as described therein (the "Debt Securities"). The Registration Statement includes a prospectus, relating to the Debt Securities, such prospectus, as amended or supplemented to the date hereof, is hereinafter referred to as the "Prospectus".

         In rendering this legal opinion, I have also reviewed the following laws and decrees of the Republic of Hungary pursuant to which the issue of the Debt Securities has been authorized:

         (a) Act No. CXVI of 2004 on the annual budget of the Republic of Hungary and the three year time-frame of the public finances;
         (b)   Act No. XXXVIII of 1992 on public finances; and
         (c)   Government Decree No. 285/2001 (XII.26.) on the Bonds.


     It is my opinion that when the Debt Securities have been duly authorized, executed and delivered by the Republic and authenticated pursuant to the Agreements and delivered to and paid for by the underwriters as contemplated by the Agreements and the Registration Statement, the Debt Securities will constitute valid and legally binding, direct and unconditional obligations of the Republic under and with respect to the present laws of the Republic of Hungary.

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                                       2.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to ourselves appearing under the caption "Validity of the Securities" in the Prospectus forming part of the Registration Statement.


/s/ Zsolt Szita

Zsolt Szita dr.
Chief Legal Adviser
Legal Department of the Government Debt Management Agency Ltd.
of the Republic of Hungary